UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2007
TA, INC.
(Exact name of Registrant as specified in its charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733	41-1746238
(Commission File Number)	(IRS Employer Identification No.)
27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices) (Zip Code)
(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)
TOWER AUTOMOTIVE, INC.
(Former Name or Former Address, if changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ( c))

Section 2- Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 31, 2007 (the “Effective Date”), the Registrant’s Plan of Reorganization (the “POR”) became effective and, in connection therewith, the Registrant completed the sale of substantially all of its assets to Tower Automotive, LLC, an affiliate of Cerberus Capital Management, L.P. The aggregate consideration paid by the purchaser in connection with the asset sale was approximately $1.0 billion, which was used to fund the POR. In particular, the POR provides for the repayment in full of all of the allowed secured claims of the Debtors, including obligations under the Debtor-in-Possession credit facility and second lien loan facility, as well as payment in full of allowed administrative and priority claims; the assumption of the Debtors’ pension plan by the purchase; and partial recovery for holders of certain allowed unsecured claims. Upon effectiveness of the POR, all of the remaining assets (other than certain causes of action brought under chapter 5 of the Bankruptcy Code which, pursuant to the POR, were transferred to the Unsecured Creditors Trust) of the Debtors, including the Registrant were transferred to a Post-Consummation Trust. As a result of the foregoing, the Debtors collectively have no assets and have ceased all operations.
Section 3- Securities and Trading Markets
Item 3.03 Material Modification of Rights of Security Holders.
On the Effective Date, all of the outstanding common stock, par value $0.01 per share (the “Common Stock”), of the Registrant was cancelled for no consideration pursuant to the POR. In addition, all of the Tower Automotive Capital Trust’s 6-3/4% Convertible Trust Preferred Securities (liquidation preference of $50 per share) and the related guarantee by the Registrant were each cancelled for no consideration pursuant to and upon effectiveness of the POR. All of the outstanding securities issued by the Debtors were also canceled pursuant to the POR, including the 5.75% Convertible Senior Debentures due 2024 issued by the Registrant and the 12% Senior Notes due 2013 and 9.25% Senior Notes due 2010 issued by R.J. Tower Corporation, a direct wholly owned subsidiary of the Registrant.
Section 5- Corporate Governance and Management
Item 5.01 Changes in Control of Registrant.
On the Effective Date, all of the outstanding Common Stock of the Registrant was cancelled for no consideration pursuant to the POR. Pursuant to the terms of the POR, upon the effectiveness of the POR, the Registrant is now controlled by the Post-Consummation Trust Administrator. Pursuant to the POR, Jeffrey J. Stegenga, a Managing Director of Alvarez & Marsal North America, LLC, was appointed as Post-Consummation Trust Administrator.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As of the Effective Date, control of the Registrant was vested in the Post-Consummation Trust pursuant to the terms of the POR. Accordingly, all of the existing directors and executive officers of the Registrant were deemed to have effectively resigned as of the Effective Date.
Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.
On the Effective Date, the certificate of incorporation of the Registrant was amended pursuant to the POR to change the corporate name of the Registrant to TA, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TA, INC.

Registrant

Date: August 7, 2007	/s/ Jeffrey J. Stegenga

Jeffrey J. Stegenga, Post-Consummation Trust Administrator